                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                   FORM 8-K/A


                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (date of earliest event reported): May 9, 2000



                            NET VALUE HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


      Delaware                     0-26929                      23-2996071
      --------                     -------                      ----------
  (State or other           (Commission File No.)              (IRS Employer
  jurisdiction of                                           Identification No.
   incorporation)

                               1085 Mission Street
                             San Francisco, CA 94103
                             -----------------------
                     (Address of principal executive office)




       Registrant's telephone number, including area code: (415) 335-4700


          (Former name or former address, if changed since last report)

GENERAL EXPLANATION

         The purpose of this Report is to amend the registrant's Current Report on Form 8-K dated May 9, 2000 and filed May 23, 2000, relative to the acquisition of an interest in the Series A Convertible Preferred Stock of Webmodal, Inc. This Report amends the information provided under Items 7(a) and 7(b).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)   Financial Statements of Acquired Business

               WEBMODAL, INC.

               Independent Auditors' Report

               Balance Sheets as of December 31, 1999 and March 31, 2000 (unaudited)

               Statements of Operations for the period from July 28, 1999 (date of inception) through December 31, 1999, the three months ended March 31, 2000 and the period from July 28, 1999 (inception) through March 31, 2000 (unaudited)

               Statements of Stockholders' Equity for the period from July 28, 1999 (date of inception) through December 31, 1999 and the three months ended March 31, 2000 (unaudited)

               Statements of Cash Flows for the period from July 28, 1999 (date of inception) through December 31, 1999, the three months ended March 31, 2000 and the period from July 28, 1999 (inception) through March 31, 2000 (unaudited)

               Notes to Financial Statements

         (b)   Pro Forma Condensed Consolidated Financial Statements (Unaudited)

               Basis of Presentation

               Pro Forma Condensed Consolidated Balance Sheet as of March 31,
               2000

               Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2000

               Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1999

         (c)   Exhibits

               10.49 Series A Convertible Preferred Stock Purchase Agreement by and among Net Value Holdings, Inc. and Webmodal, Inc., dated May 9, 2000.*

               10.50 Investor Rights Agreement dated May 9, 2000 by and between Webmodal, Inc. and Net Value Holdings, Inc.*

               10.51 Stock Purchase Warrant dated May 9, 2000 by Webmodal for 170,000 shares of Common Stock of Net Value Holdings, Inc.*

               10.52 Stockholders' Agreement dated May 9, 2000 by and among Webmodal, Inc., Net Value Holdings, Inc. and Christopher R. Kravas.*

               *Filed as part of the Registrant's current Report on Form 8-K dated May 9, 2000, filed May 23, 2000, and incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        NET VALUE HOLDINGS, INC.


                                        By:  /s/ Andrew P. Panzo
Dated:  July 10, 2000                         -------------------------
                                             Andrew P. Panzo
                                             Chief Executive Officer

                 FINANCIAL STATEMENTS PROVIDED UNDER ITEM 7(a)


                          Independent Auditors' Report



The Board of Directors
Webmodal, Inc.:

We have audited the accompanying balance sheet of Webmodal, Inc., (a development-stage enterprise) as of December 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the period from July 28, 1999 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Webmodal, Inc. (a development-stage enterprise) as of December 31, 1999, and the results of its operations and its cash flows for the period from July 28, 1999 (inception) through December 31, 1999, in conformity with generally accepted accounting principles.


                                                                  /s/ KPMG LLP

Chicago, Illinois
June 20, 2000

                                 WEBMODAL, INC.
                        (a development-stage enterprise)

                                 Balance Sheets

                      December 31, 1999 and March 31, 2000

                                                                            December 31,         March 31,
                                    Assets                                      1999               2000
                                                                                                (Unaudited)
                                                                           --------------      -------------
Current assets:
  Cash and cash equivalents                                                 $ 1,437,909         $ 1,551,450
  Prepaid expenses and other current assets                                       6,169              13,139
                                                                            -----------         -----------
          Total current assets                                                1,444,078           1,564,589

Property and equipment, net of accumulated depreciation                          16,255             111,873

Website development costs                                                            --             568,220
                                                                            -----------         -----------
          Total assets                                                      $ 1,460,333         $ 2,244,682
                                                                            ===========         ===========
                      Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                                          $    44,841         $   420,114
  Accrued expenses                                                              143,649             252,135
                                                                            -----------         -----------
          Total current liabilities                                             188,490             672,249
                                                                            -----------         -----------
Note payable                                                                    245,588             245,588
Accrued interest                                                                  8,186              13,097
                                                                            -----------         -----------
          Total liabilities                                                     442,264             930,934
                                                                            -----------         -----------
Redeemable preferred stock, $1.00 par value; 3,000,000 shares
  authorized; none issued and outstanding                                            --                  --

Stockholders' equity:
Common stock, $.0001 par value; 10,000,000 shares
  authorized; 1,174,900 and 1,264,000 issued and outstanding                        117                 126
Additional paid-in capital                                                    2,427,407           3,172,132
Deferred compensation                                                          (905,209)           (826,249)
Deficit accumulated during development stage                                   (504,246)         (1,032,261)
                                                                            -----------         -----------
          Total stockholders' equity                                          1,018,069           1,313,748
                                                                            -----------         -----------
          Total liabilities and stockholders' equity                        $ 1,460,333         $ 2,244,682
                                                                            ===========         ===========

See accompanying notes to financial statements.

                                 WEBMODAL, INC.
                        (a development-stage enterprise)

                            Statements of Operations

         Period from July 28, 1999 (inception) through December 31, 1999, three months ended March 31, 2000, and period from July 28, 1999 (inception) through March 31, 2000


                                               Period from                                     Period from
                                              July 28, 1999                                   July 28, 1999
                                                (inception)             Three months           (inception)
                                                  through                  ended                 through
                                                December 31,              March 31,              March 31,
                                                    1999                    2000                    2000
                                                                        (Unaudited)             (Unaudited)
                                              --------------           --------------         --------------
Revenues                                        $       --              $       --              $         --
                                                ----------              ----------              ------------
Operating expenses:
  Administration                                   338,589                 500,521                   839,110
  Website development costs                        162,182                  41,587                   203,769
  Depreciation                                       1,208                   2,342                     3,550
                                                ----------              ----------              ------------
         Total operating expenses                  501,979                 544,450                 1,046,429
                                                ----------              ----------              ------------
Other income (expense):
  Interest income                                    5,919                  21,346                    27,265
  Interest expense                                  (8,186)                 (4,911)                  (13,097)
                                                ----------              ----------              ------------
         Net loss                               $ (504,246)             $ (528,015)             $ (1,032,261)
                                                ==========              ==========              ============

See accompanying notes to financial statements.

                                 WEBMODAL, INC.
                        (a development-stage enterprise)

                       Statements of Stockholders' Equity

         Period from July 28, 1999 (inception) through December 31, 1999 and three months ended March 31, 2000



                                                                                        Deficit
                                                                                      accumulated
                                               Common stock          Additional        during the                          Total
                                           -------------------         paid-in        development         Deferred     stockholders'
                                           Shares       Amount         capital           stage          compensation       equity
                                           ------       ------       ----------       -----------       ------------   -------------
Balance at July 28, 1999
  (date of inception)                           --      $  --      $        --      $         --       $       --       $        --

Issuance of common stock for cash
  in formation of the Company            1,000,000        100           29,312                --               --            29,412

Issuance of common stock for cash          174,900         17        1,445,443                --               --         1,445,460

Deferred compensation related
  to options                                    --         --          947,554                --         (947,554)               --

Compensation expense related
  to options                                    --         --               --                --           42,345            42,345

Consulting expense related to options           --         --            5,098                --               --             5,098

Net loss                                        --         --               --          (504,246)                          (504,246)
                                         ---------      -----      -----------      ------------       ----------       -----------
Balance at December 31, 1999             1,174,900        117        2,427,407          (504,246)        (905,209)        1,018,069
                                         ---------      -----      -----------      ------------       ----------       -----------
Issuance of common stock in exchange
  for services (unaudited)                  13,200          1          109,090                --               --           109,091

Issuance of common stock for cash
  (unaudited)                               75,900          8          627,249                --               --           627,257

Compensation expense related
  to options (unaudited)                        --         --               --                --           78,960            78,960

Consulting expense related to
    options (unaudited)                         --         --            8,386                --               --             8,386

Net loss (unaudited)                            --         --               --          (528,015)              --          (528,015)
                                         ---------      -----      -----------      ------------       ----------       -----------
Balance at March 31, 2000 (unaudited)    1,264,000      $ 126      $ 3,172,132      $ (1,032,261)      $ (826,249)      $ 1,313,748
                                         =========      =====      ===========      ============       ==========       ===========

See accompanying notes to financial statements.

                                 WEBMODAL, INC.
                        (a development-stage enterprise)

                            Statements of Cash Flows

         Period from July 28, 1999 (inception) through December 31, 1999, three months ended March 31, 2000 and period from July 28, 1999 (inception) through December 31, 1999


                                                                  Period from                                        Period from
                                                                 July 28, 1999                                      July 28, 1999
                                                                  (inception)               Three months              (inception)
                                                                    through                    ended                    through
                                                              December 31, 1999            March 31, 2000           March 31, 2000
                                                                                             (Unaudited)              (Unaudited)
                                                              -----------------            --------------           --------------
Cash flows from operating activities:
 Net loss                                                       $  (504,246)               $  (528,015)              $(1,032,261)
 Adjustments to reconcile net loss to
  net cash provided by (used in) operating activities:
    Depreciation                                                      1,208                      2,342                     3,550
    Common stock/options issued in lieu of cash
     payment for professional services                                5,098                    117,477                   122,575
    Compensation expense related to options                          42,345                     78,960                   121,305
    Changes in assets and liabilities:
     Prepaid assets and other current assets                         (6,169)                    (6,970)                  (13,139)
     Accounts payable                                                44,841                    375,273                   420,114
     Accrued expenses                                               143,649                    108,486                   252,135
     Accrued interest                                                 8,186                      4,911                    13,097
                                                                -----------                -----------               -----------
         Net cash provided by (used in)
          operating activities                                     (265,088)                   152,464                  (112,624)
                                                                -----------                -----------               -----------
Cash flows from investing activities:
 Purchase of property and equipment                                 (17,463)                   (97,960)                 (115,423)
 Website development costs capitalized                                   --                   (568,220)                 (568,220)
                                                                -----------                -----------               -----------
         Net cash used in investing activities                      (17,463)                  (666,180)                 (683,643)
                                                                -----------                -----------               -----------
Cash flows from financing activities:
 Proceeds from issuance of note payable                             245,588                         --                   245,588
 Proceeds from issuance of common stock                           1,474,872                    627,257                 2,102,129
                                                                -----------                -----------               -----------
         Net cash provided by financing activites                 1,720,460                    627,257                 2,347,717
                                                                -----------                -----------               -----------
         Net increase in cash                                     1,437,909                    113,541                 1,551,450

Cash at beginning of period                                              --                  1,437,909                        --
                                                                -----------                -----------               -----------
Cash at end of period                                           $ 1,437,909                $ 1,551,450               $ 1,551,450
                                                                ===========                ===========               ===========
Supplemental disclosure of cash flow information:
 Cash paid for interest                                         $        --                $        --               $        --
 Cash paid for taxes                                            $        --                $        --               $        --
                                                                ===========                ===========               ===========


See accompanying notes to financial statements.

                                 WEBMODAL, INC.
                        (a development-stage enterprise)

                          Notes to Financial Statements

                December 31, 1999 and March 31, 2000 (unaudited)


(1)  Nature of the Business

     Webmodal, Inc. (Webmodal or the Company) was incorporated on July 28, 1999. Upon completion of its website applications on June 1, 2000, Webmodal is an Internet-based transportation company that gives shippers the ability to identify, evaluate, and purchase intermodal transportation services online. Webmodal uses a fast, data-driven, online interface designed to dramatically improve upon traditional intermodal marketing processes. Webmodal's Point-Click-Ship(SM) product gives shippers the ability to input their specific transportation needs, view a comprehensive list of relevant intermodal transportation alternatives, and execute orders for transportation services entirely online at the Company's website www.webmodal.com.

     Since inception, the Company has devoted substantially all of its efforts to business planning, product development, acquiring operating assets, raising capital, marketing, and business development activities. Accordingly, the Company is in the development stage, as defined by the Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises.

     The Company has incurred losses since inception and expects to incur a loss in 2000. Should the Company be unable to generate revenue and realize cash flows from operations in the near term, the Company may require additional equity or debt financing to meet working capital needs and to fund operating losses. Although management believes the Company could obtain such financing, there can be no assurances that such financing will be available in the future at terms acceptable to the Company.

     The Company is subject to risks and uncertainties common to growing technology-based companies, including technological change, growth and commercial acceptances of the Internet, dependence on principal products and third party technology, new product development and performance, new product introductions and other activities of competitors, and its limited operating history.

(2)  Summary of Significant Accounting Policies

     (a) Cash and Cash Equivalents

         The Company considers all highly liquid instruments with an original maturity of three months or less at the time of purchase to be cash and cash equivalents. Cash equivalents at December 31, 1999 are invested in money market accounts.

     (b) Impairment of Long-lived Assets

         In accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, the Company records impairment of losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

     (c) Property and Equipment

         Property and equipment are carried at cost and depreciated using the straight-line method over the estimated useful lives of the related assets, which range from three to five years.

                                 WEBMODAL, INC.
                        (a development-stage enterprise)

                          Notes to Financial Statements

                December 31, 1999 and March 31, 2000 (unaudited)


     (d) Computer Software and Website Development

         The Company has adopted the provisions of Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and Emerging Issues Task Force No. 00-2, Accounting for Web Site Development Costs. Accordingly, certain costs in the planning development stage of internal-use computer software, including website development, are expensed as incurred. During the period from July 28, 1999 (inception) through December 31, 1999, software development planning costs related to website development of $162,182 were incurred and expensed.

     (e) Income Taxes

         Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (f) Stock-Based Compensation

         The Company applies the provisions of SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and provide pro forma net income and pro forma net income per share disclosures as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

     (g) Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

(3)  Interim Financial Information

     The interim financial statements of the Company as of and for the three months ended March 31, 2000, included herein, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations relating to interim financial statements.

                                 WEBMODAL, INC.
                        (a development-stage enterprise)

                          Notes to Financial Statements

                December 31, 1999 and March 31, 2000 (unaudited)

     In the opinion of management, the accompanying unaudited interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows as of and for the three months ended March 31, 2000. The accompanying unaudited interim financial statements are not necessarily indicative of full-year results.

(4)  Property and Equipment


     Property and equipment consists of the following:

                                                                    December 31,
                                                                        1999
                                                                    ------------

                      Property and equipment:
                          Office equipment and furniture              $  4,995
                          Computer equipment                            12,468
                                                                      --------

                                                                        17,463

                      Less: accumulated depreciation                    (1,208)
                                                                      --------

                               Property and equipment, net            $ 16,255
                                                                      ========

(5)  Income Taxes

     The provision for income taxes differs from the amounts which would result by applying the applicable Federal income tax rate to loss before provision for income taxes for the period from July 28, 1999 (inception) to December 31, 1999 as follows:

                                                                                 Period from
                                                                                July 28, 1999
                                                                                 (inception)
                                                                                   through
                                                                                 December 31,
                                                                                     1999
                                                                                -------------
                      Expected income tax benefit at the statutory rate          $ (171,444)
                      State tax benefit, net of Federal taxes                       (21,342)
                      Nondeductible expenses                                         20,833
                      Increase in valuation allowance                               171,953
                                                                                 ----------

                                                                                 $       --
                                                                                 ==========

                                 WEBMODAL, INC.
                        (a development-stage enterprise)

                          Notes to Financial Statements

                December 31, 1999 and March 31, 2000 (unaudited)


     The tax effect of temporary differences giving rise to significant portions of the deferred tax assets and liabilities at December 31, 1999 are as follows:

                                                                              December 31,
                                                                                  1999
                                                                           ------------------
                      Deferred tax assets:
                        Capitalized start-up and organizational costs          $ 156,456
                        Net operating loss carryforward                           16,290
                                                                               ---------

                            Gross deferred tax assets                            172,746
                        Less valuation allowance                                (171,953)
                                                                               ---------

                            Net deferred tax assets                                  793
                                                                               ---------

                      Deferred tax liabilities - depreciation                       (793)
                                                                               ---------

                            Net deferred income taxes                          $      --
                                                                               =========

     The Company has a net operating loss carryforward of approximately $41,970 as of December 31, 1999, which can potentially be carried forward twenty years and will expire in 2019.

     The Company has recorded a full valuation allowance against its net deferred tax assets since management believes that, after considering all the available objective evidence, it is more likely than not that these assets will not be realized.

(6)  Note Payable

     On August 2, 1999, the Company issued a note payable in the amount of $245,588. The note is due on August 2, 2009. The unpaid principal balance of the note bears interest at an annual rate of 8%, payable annually on August 2 of each year commencing August 2, 2002.

(7)  Capital Stock

         Stock Split

         On September 16, 1999, the Company affected a 100 to 1 stock split on its then-outstanding shares of common stock. All share information included in these financial statements has been retroactively adjusted to reflect the revised authorized capital stock and stock split.

         Authorization of Stock

         In September 1999, the Company amended and restated its certificate of incorporation thereby authorizing 100,000 shares of $.0001 par value common stock.

                                 WEBMODAL, INC.
                        (a development-stage enterprise)

                          Notes to Financial Statements

                December 31, 1999 and March 31, 2000 (unaudited)


         Equity Investments

         On July 30, 1999, the Company entered into a shareholders agreement with an investor. Under the terms of the agreement, the investor has the right to purchase 180,000 additional shares of the Company's common stock for total consideration of $1,245,588 which may partly be paid by the surrender of the note payable discussed in Note (6) above. The right to purchase these additional shares expired September 30, 1999.

         On October 11, 1999, the Company entered into a stock purchase agreement with an investor. Under the terms of the stock purchase agreement, the Company issued 12,100 shares of common stock for total consideration of $100,000.

         On December 8, 1999 and December 17, 1999, the Company entered into stock purchase agreements with investors. Under the terms of the agreements, the Company issued 62,000 shares of common stock for total consideration of $512,399 and 100,800 shares of common stock for total consideration of $833,061, respectively.

(8)  Stock Options

     The Company has a Long-Term Stock Incentive Plan (the "Plan") for the issuance of options to eligible employees, directors and consultants. The Plan permits the Company to issue options on terms that the Company determines appropriate, subject to a maximum life of 10 years. Such terms include the exercise price, number of shares, vesting arrangements and other terms. The Company applies APB Opinion No. 25 and related interpretations in accounting for the Plan. Had compensation cost for the Company's option plan been determined consistent with SFAS No. 123, the net loss for the period from July 28, 1999 (inception) through December 31, 1999 would have been increased to the pro forma amount indicated below:

                      Net income (loss):
                        As reported                                  $ (504,246)
                        Pro forma                                      (504,551)
                                                                     ==========
     For purposes of calculating the compensation cost consistent with SFAS No. 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1999: dividend yield of 0%, nominal volatility, average risk free interest rate of 6.0%, and expected lives of four years.

                                 WEBMODAL, INC.
                        (a development-stage enterprise)

                          Notes to Financial Statements

                December 31, 1999 and March 31, 2000 (unaudited)


     The following is a summary of activity under the Plan:

                                                                       Weighted-
                                                          Options       average
                                                        outstanding      price
                                                        -----------    ---------

     Outstanding at July 28, 1999                              --        $   --
       Granted                                            129,900          0.28
       Exercised                                               --            --
       Canceled                                                --            --
                                                          -------        ------

     Outstanding at December 31, 1999                     129,900          0.28
       Granted (unaudited)                                 38,800          8.26
       Exercised (unaudited)                                   --            --
       Canceled (unaudited)                                    --            --
                                                          -------        ------

     Outstanding at March 31, 2000 (unaudited)            168,700        $ 2.12
                                                          =======        ======

     The following table summarizes information about stock options outstanding at December 31, 1999:

                                                        Options outstanding            Options exercisable
                                                  ------------------------------  ------------------------------
                                                    Weighted
                                                     average         Weighted                       Weighted
                                                    remaining        average                         average
                                     Number        contractual       exercise        Number         exercise
        Range of exercise prices    of shares          life           price         of shares         price
        ------------------------  --------------  ---------------  -------------  --------------  --------------
                 $0.28               129,900           9.86            $0.28          2,825           $0.28
                                  ==============  ===============  =============  ==============  ==============

(9)  Deferred Compensation

     On November 1, 1999 and December 15, 1999, the Company granted employees 90,400 and 28,200 options, respectively. The aggregate amount of the estimated fair value of the underlying stock in excess of the strike price of the options on the dates of grant of $947,554 is being expensed over the option vesting period, which is monthly vesting over three years.

     On November 1, 1999, the Company granted a consultant 11,300 options in consideration for consulting services over a three-year period. The consulting expense will be adjusted to the current estimated fair value of the options.

(10) Subsequent Events

     Effective January 1, 2000, the Company implemented a 401(k) savings plan (the "Savings Plan"). Qualified employees may participate in the Savings Plan by contributing up to 15% of their gross wages or $10,500 (subject to change by statutory regulations). The Company may elect to make matching contributions at the discretion of the Board of Directors of the Company.

                                 WEBMODAL, INC.
                        (a development-stage enterprise)

                          Notes to Financial Statements

                December 31, 1999 and March 31, 2000 (unaudited)


     On January 12, 2000 and January 21, 2000, the Company entered into several stock purchase agreements with investors. Under the terms of the agreements, the Company issued 36,200 shares of common stock for total consideration of $299,175 and 39,700 shares of common stock for total consideration of $328,082, respectively.

     On January 15, 2000, the Company entered into a technology development and consulting services agreement with a third party. Under the terms of the agreement, the first $400,000 of consulting services will be paid by issuing Company common stock at a share price of $8.26. Consulting services in excess of $400,000 will be paid 1/3 cash and 2/3 deferred cash or 100% cash, at the election of the Company. This agreement may be terminated by either party upon 14 days written notice.

     On March 3, 2000, the Company entered into a lease agreement for office space in Southlake, Texas. This agreement is a two-year lease with monthly base rent of $4,900 plus a pro rata share of operating expenses of approximately $1,050 per month.

     On May 1, 2000, the Company entered into a domestic intermodal transportation contract with a railway. The terms of the agreement require $2.5 million of annual transportation services to be purchased from the railway during the initial annual period. If the Company fails to achieve this revenue requirement, the Company is liable for 25% of any shortfall. In addition, in connection with this agreement, the Company established a $250,000 letter of credit on behalf of the railway.

     On May 8, 2000, the Company affected a 100 to 1 stock split on its then-outstanding shares of common stock. All share information included in these financial statements has been retroactively adjusted to reflect the stock split.

     On May 9, 2000, the Company amended and restated its certificate of incorporation thereby authorizing 10,000,000 shares of $.0001 par value common stock and 3,000,000 shares of $1.00 par value preferred stock, of which 563,000 were designated as Series A preferred stock. Upon liquidation, each holder of Series A preferred stock shall be entitled to receive an amount equal to the original issue price of the Series A preferred stock plus all accrued and unpaid dividends.

     The Company shall pay preferential dividends to the holders of Series A preferred stock, when and if declared, at an annual rate of 8% of the original purchase. The dividends may be paid, at the discretion of the Company, in cash or common stock at a price per share equal to the conversion price of the Series A preferred stock on the payment date of the dividend. Holders of the Series A preferred stock shall be entitled to cumulative dividends prior and in preference to the payment of any dividend or other distribution on the common stock. If after dividends in the full preferential amount for the Series A preferred stock have been paid or declared and set apart, then any additional dividends and distributions declared, shall be declared among the holders of the then outstanding common stock and Series A preferred stock pro rata according to the number of shares of common stock held, where holders of shares of Series A preferred stock will be deemed to hold the greatest whole number of shares of common stock then issuable upon conversion in full of such shares of Series A preferred stock.

                                 WEBMODAL, INC.
                        (a development-stage enterprise)

                          Notes to Financial Statements

                December 31, 1999 and March 31, 2000 (unaudited)


     In the event of liquidation, the holders of the Series A preferred stock shall be entitled to be paid, prior and in preference to any payment or distribution on any common stock, an amount per share equal to the original issue price of the Series A preferred stock, plus all accrued but unpaid dividends. If any funds remain after payment or distribution to the holders of the Series A preferred stock, the remaining funds shall be distributed among the holders of the then outstanding common stock and the Series A preferred stock pro rata according to the number of shares of common stock held, holders of shares of Series A preferred stock will be deemed to hold the greatest whole number of shares of common stock then issuable upon conversion in full of such shares of Series A preferred stock.

     Each holder of shares of Series A preferred stock shall be entitled to the number of votes equal to the number of whole shares of common stock into which such shares of Series A preferred stock could be converted.

     Series A preferred stock may be converted at any time, at the election of the holder, into the number of shares of common stock which results from dividing the original issue price by the conversion price. The initial conversion price is equal to the original issue price. The conversion price shall be subject to adjustments upon (i) the issuance of additional shares of common stock as a dividend or other distribution on outstanding common stock, (ii) a subdivision of the outstanding shares of common stock into a greater number of shares of common stock, (iii) a combination of the outstanding shares of common stock into a smaller number of shares of common stock, (iv) the company pays a dividend or makes another distribution to the holders of the common stock payable in securities of the Company other than shares of common stock, (v) the Series A preferred stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise and (vi) the issuance or sale of additional shares of common stock for a price that is less than the conversion price for the Series A preferred stock in effect immediately prior to such issue or sale.

     Each share of Series A preferred stock shall automatically be converted into fully paid and nonassessable shares of common stock, immediately prior to the closing of the Company's first underwritten public offering in which the aggregate gross proceeds received equals or exceeds $20 million at an offering price per share of common stock of not less than four times the original conversion price per share.

     If a qualifying initial public offering (IPO) has not occurred as of the fourth anniversary of the original issue date, each holder of outstanding shares of Series A preferred stock may request redemption of all of the outstanding shares of Series A preferred stock. The redemption price per share of Series A preferred stock shall be equal to the original issue price plus all accrued but unpaid dividends.

                                 WEBMODAL, INC.
                        (a development-stage enterprise)

                          Notes to Financial Statements

                December 31, 1999 and March 31, 2000 (unaudited)

     On May 9, 2000, the Company issued 563,000 shares of Series A preferred stock to a third party, pursuant to the terms of a Series A Convertible Preferred Stock Purchase Agreement, and a warrant to purchase 170,000 shares of the Company's common stock. The aggregate purchase price for the stock and the warrant was $4,877,099, comprised of $4,000,000 in cash and 113,174 shares of the third party's common stock valued at $877,099. The warrants are convertible into common stock at an exercise price of $8.88. The warrant exercise period is May 9, 2000 through May 9, 2005 or upon the earlier of the third party's redemption of all shares of the Company's Series A preferred stock, the last business day prior to a qualified IPO, merger or consolidation of the Company and another entity following which the shareholders of the Company control less than 50% of the voting securities of the resulting entity or a sale of all or substantially all of the Company's assets. In connection with the consummation of the purchase agreement, the Company also entered into a Stockholders' Agreement and an Investors Rights Agreement, dated as of May 9, 2000. The Stockholders' Agreement and the Investors Rights Agreement, taken in the aggregate, provide for, among other things, restrictions on the transferability of securities, co-sale, preemptive and registration rights. These agreements terminate upon a qualified public offering of the Company's common stock.

            PRO FORMA FINANCIAL INFORMATION PROVIDED UNDER ITEM 7(b)

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


BASIS OF PRESENTATION

On May 9, 2000, Net Value Holdings, Inc. acquired an additional equity interest in Webmodal for total consideration of $4,877,099 consisting of $4,000,000 cash and 133,174 shares of our common stock valued at $877,099. This acquisition increased our approximate voting ownership from 10% to 39% and necessitated a change from the cost method to the equity method of accounting for our investment in Webmodal.

The following unaudited pro forma consolidated balance sheet at March 31, 2000 presents our acquisition of additional equity interests in Webmodal as if it had occurred on March 31, 2000. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1999 and the three months ended March 31, 2000 presents our acquisition of additional equity interests in Webmodal as if it had occurred on January 1, 1999 and excludes the historical effect of discontinued operations. The detailed assumptions used to prepare the unaudited pro forma condensed consolidated financial information are contained herein. The unaudited pro forma condensed consolidated financial information reflects the use of the purchase method of accounting for the acquisition, which for purposes of this presentation encompasses the purchase of our equity interest in a business that will be accounted for by the equity method.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would have actually been reported had the transactions been consummated at the dates mentioned above or which may be reported in the future. This unaudited pro forma condensed consolidated financial information is based upon the respective historical financial statements of Net Value Holdings, Inc. and Webmodal and should be read in conjunction with those statements and the related notes.

                    NET VALUE HOLDINGS, INC. and SUBSIDIARIES
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                 March 31, 2000

                                                                                                       Pro Forma         Pro Forma
                                                   Assets                           Historical        Adjustments         Balance
                                                                                    ----------        -----------        ---------
Current assets:
  Cash and cash equivalents                                                     $  45,715,612       $(4,000,000)(a)    $ 41,715,612
  Interest receivable                                                                  21,603                --              21,603
  Loans receivable                                                                    212,833                --             212,833
  Prepaid expenses and other current assets                                           202,875                --             202,875
                                                                                -------------       -----------        ------------
            Total current assets                                                   46,152,923        (4,000,000)         42,152,923

Ownership interests in and advances to Affiliate Companies                         11,091,706         4,775,937 (a)      15,867,643
Goodwill, net                                                                       2,914,980                --           2,914,980
Furniture and equipment, net                                                          113,219                --             113,219
Other assets                                                                          106,450                --             106,450
                                                                                -------------       -----------        ------------
                                                                                $  60,379,278       $   775,937        $ 61,155,215
                                                                                =============       ===========        ============

                                    Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable and accrued expenses                                         $     367,579        $       --        $    367,579
  Notes and loans payable                                                              12,000                --              12,000
  Convertible promissory notes                                                         28,281                --              28,281
  Long-term debt due within one year                                                   63,165                --              63,165
  Net liabilities of discontinued operations                                        1,693,807                --           1,693,807
                                                                                -------------       -----------        ------------
            Total current liabilities                                               2,164,832                --           2,164,832
                                                                                -------------       -----------        ------------

Redeemable convertible preferred stock, Series C                                   40,883,087                --          40,883,087
Accrued preferred stock dividend, Series C                                            335,895                --             335,895
                                                                                -------------       -----------        ------------
                                                                                   41,218,982                --          41,218,982
                                                                                -------------       -----------        ------------
Stockholders' equity:
  Common stock, Net Value Inc.                                                            899                --                 899
  Common stock, Net Value Holdings                                                     19,281               113 (a)          19,394
  Additional paid-in capital                                                      195,662,668           876,986 (a)     196,539,654
  Deferred compensation                                                           (52,539,583)               --         (52,539,583)
  Accumulated deficit                                                            (126,130,306)         (101,162)(a)    (126,231,468)
  Treasury stock, Net Value Inc.                                                      (17,495)               --             (17,495)
                                                                                -------------       -----------        ------------
            Total stockholders' equity                                             16,995,464           775,937          17,771,401
                                                                                -------------       -----------        ------------
                                                                                $  60,379,278       $   775,937        $ 61,155,215
                                                                                =============       ===========        ============


                           Pro Forma Adjustment Legend

(a) Amount represents the total consideration paid to acquire our additional equity interest in Webmodal and the effect of changing from the cost method to the equity method of accounting for our investment in Webmodal:

     Consideration paid:
       Cash                                                                $ 4,000,000
       Common stock (113,174 shares)                                               113
       Additional paid-in capital                                              876,986
     Effect of changing from the cost to equity method of accounting:
       Accumulated deficit                                                    (101,162)
                                                                           -----------
                                                                           $ 4,775,937
                                                                           ===========

     The 113,174 shares of our common stock were valued using our closing stock market price on the date of acquisition of $7.75 per share. The effect of changing from the cost method to the equity method of accounting for our investment includes a retroactive adjustment to our accounts based on a step by step acquisition of our investment.

                  NET VALUE HOLDINGS, INC. and SUBSIDIARIES
      Unaudited Pro Forma Condensed Consolidated Statement of Operations
                        Three months ended March 31, 2000

                                                                                                     Pro Forma           Pro Forma
                                                                               Historical           Adjustments           Balance
                                                                              ------------          -----------        ------------
Revenue                                                                       $         --          $      --          $         --

Operating expenses:
  Stock-based compensation                                                       5,894,187                 --             5,894,187
  General and administrative                                                     2,103,478                 --             2,103,478
                                                                              ------------          ---------          ------------
            Total operating expenses                                             7,997,665                 --             7,997,665

Interest income                                                                    211,957                 --               211,957
Interest expense                                                                    73,776                 --                73,776
                                                                              ------------          ---------          ------------
            Loss before equity in losses of Affiliate Companies                  7,859,484                 --             7,859,484
Equity in losses of Affiliate Companies                                            298,851            501,004 (a)           799,855
                                                                              ------------          ---------          ------------
            Net loss from continuing operations                                  8,158,335            501,004             8,659,339
                                                                              ------------          ---------          ------------
Preferred stock dividends                                                       43,052,686                 --            43,052,686
                                                                              ------------          ---------          ------------
Net loss to common shareholders from continuing operations                    $ 51,211,021          $ 501,004          $ 51,712,025
                                                                              ============          =========          ============
Loss per common share from continuing operations                              $      (3.01)                            $      (3.02)
                                                                              ============                             ============

Shares used in per share calculation                                            16,986,005            113,174 (b)        17,099,179
                                                                              ============          =========          ============

                           Pro Forma Adjustment Legend

(a) Amount represents adjustment to Equity in losses of Affiliate Companies as follows:

           Our proportionate share of Webmodal's net loss              $ 203,814
           Amortization of the excess investment cost over our
            equity in Webmodal's net assets                              297,190
                                                                       ---------
                                                                       $ 501,004
                                                                       =========
(b) Amount represents the number of shares outstanding as if the additional issuance of 113,174 shares of our common stock to acquire our equity interest in Webmodal occured as of January 1, 1999.

                     NET VALUE HOLDINGS, INC. and SUBSIDIARIES
         Unaudited Pro Forma Condensed Consolidated Statement of Operations
                          Year ended December 31, 1999

                                                                                                    Pro Forma            Pro Forma
                                                                               Historical          Adjustments            Balance
                                                                              ------------         -----------         ------------
Revenue                                                                       $         --         $       --          $         --

Operating expenses:
  Stock-based compensation                                                       7,320,695                 --             7,320,695
  General and administrative                                                     3,719,497                 --             3,719,497
                                                                              ------------         ----------          ------------

            Total operating expenses                                            11,040,192                 --            11,040,192

Interest income                                                                     60,526                 --                60,526
Interest expense                                                                12,380,157                 --            12,380,157
Financing fees                                                                     523,601                 --               523,601
                                                                              ------------         ----------          ------------
            Loss before equity in losses of Affiliate Companies                 23,883,424                 --            23,883,424
Equity in losses of Affiliate Companies                                             79,559          1,383,400 (a)         1,462,959
                                                                              ------------         ----------          ------------
            Net loss from continuing operations                                 23,962,983          1,383,400            25,346,383
                                                                              ------------         ----------          ------------
Preferred stock dividends                                                        6,605,261                 --             6,605,261
                                                                              ------------         ----------          ------------
Net loss to common shareholders from continuing operations                    $ 30,568,244         $1,383,400          $ 31,951,644
                                                                              ============         ==========          ============

Loss per common share from continuing operations                              $      (2.90)                            $      (2.99)
                                                                              ============                             ============

Shares used in per share calculation                                            10,557,953            113,174 (b)        10,671,127
                                                                              ============         ==========          ============



                           Pro Forma Adjustment Legend

(a) Amount represents adjustment to Equity in losses of Affiliate Companies as follows:

           Our proportionate share of Webmodal's net loss            $   194,639
           Amortization of the excess investment cost over our
            equity in Webmodal's net assets                            1,188,761
                                                                     -----------
                                                                     $ 1,383,400
                                                                     ===========

(b) Amount represents the number of shares outstanding as if the additional issuance of 113,174 shares of our common stock to acquire our equity interest in Webmodal occured as of January 1, 1999.